Exhibit 10.24
                                      AGREEMENT


          This AGREEMENT (the "Agreement"), which is dated as of December 31, 1994, is by and between Century Telephone Enterprises, Inc., a Louisiana corporation (the "Company"), and Jim D. Reppond ("Employee").


                                     WITNESSETH:

          WHEREAS,  Employee  has   been  employed  by  the  Company  and  its
    predecessor companies for over 34 years, most recently as President-Telephone Group;

          WHEREAS, Employee has served as a Director of the Company since 1986 and has served for several years as a Director of various subsidiaries of the Company; and

          WHEREAS, Employee and the Board of Directors of the Company (the "Board") agree that it is desirable and in the Company's best interests to name Employee's successor as President-Telephone Group ("Successor") and to provide for an orderly transition of duties between Employee and Successor, all on the terms and conditions specified herein;

          NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:


                        1.  RESIGNATION AND INTERIM EMPLOYMENT

          1.01 Resignation. Effective as of the date hereof, Employee hereby resigns from his position as President-Telephone Group of the Company and resigns from all his positions as a director, officer or employee of each direct or indirect subsidiary of the Company. Nothing herein shall be construed as an obligation of Employee to resign from the Board.

          1.02 Interim Employment. Effective as of the date hereof and subject to the terms and conditions of this Agreement and applicable law, the Company hereby agrees to employ Employee, and Employee hereby agrees to serve, as Vice President of the Company until his 55th birthday on July 2, 1996, at which time he will retire as Vice President of the Company. At all times during which Employee is employed hereunder, Employee shall
    (i) assist Successor in assuming his duties, (ii) report to, be subject to the supervision of, and perform such duties (in connection with special projects or otherwise) as may be assigned by, the Company's President, and
    (iii) subject to the foregoing, exercise such powers and authority as specified in the Company's Bylaws. The Company agrees to permit Employee, to the maximum extent possible, to discharge his duties hereunder from his principal residence.

          1.03  Early Retirement.   Employee's retirement at age 55 on July 2,
    1996 will be deemed to constitute early retirement approved by the Company and its Board for purposes of each of the Company's benefit plans.

          1.04 Term. Unless Employee's employment is terminated at an earlier date under Section , all terms and conditions contained in Sections 2 and 3 shall continue in full force and effect through July 2, 1996, at which time all such terms and conditions shall lapse. The period between the date hereof and such termination date shall be referred to herein as the "Interim Employment Period."


                         2.  COMPENSATION AND RELATED MATTERS
                           DURING INTERIM EMPLOYMENT PERIOD

          In consideration of the services and duties to be performed by Employee during the Interim Employment Period, the Company agrees to pay and provide for Employee the compensation and benefits described below:

          2.01  Salary.   During the Interim Employment  Period,  the  Company
    shall pay to Employee a salary of $123,000 per annum in equal biweekly installments.

          2.02 Expenses. During the Interim Employment Period, Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Employee in performing services hereunder, provided that such expenses are incurred and accounted for in accordance with the Company's policies and procedures then in effect.

          2.03 Benefit Plans. (a) Except as otherwise provided in paragraphs (b) and (c), during the Interim Employment Period Employee shall be entitled to participate in any employee benefit plans or arrangements that the Company makes generally available now or in the future to its employees or non-executive officers, on the same basis and subject to the same requirements, limitations and qualifications that are or may be made applicable to other employees or non-executive officers.

                (b) Employee shall not be entitled to (i) continue to participate in the Company's 1983 Restricted Stock Plan, Key Employee Incentive Compensation Plan, 1988 Incentive Compensation Program or 1990 Incentive Compensation Program or any successor incentive compensation plan (other than with respect to receiving benefits for services prior to the date hereof), (ii) receive the benefits of the amendments dated July 1, 1994 to the Company's Supplemental Executive Retirement Plan providing for an expanded definition of compensation and pre-retirement survivor benefits, or (iii) participate in the Company's Supplemental Defined Contribution Plan or Supplemental Dollars & Sense Plan.

                (c) Notwithstanding any provisions in the Company's benefit plans to the contrary, during the Interim Employment Period the death benefit payable upon Employee's death under the life insurance provided by the Company shall equal $865,600.


                         3.  TERMINATION OF INTERIM EMPLOYMENT

          3.01  Death.   Employee's employment shall terminate upon his death,
    in which case Section 4.1 hereof shall be applicable.

          3.02 Disability. If a duly qualified physician chosen by the Company and reasonably acceptable to Employee or his legal representatives certifies in writing that Employee is incapable of discharging the essential functions of his job as Vice President for a period of 60 consecutive days because of physical or mental impairment, then Employee shall be deemed disabled and the Company shall have the continuing right and option during the period such disability continues to terminate Employee's services hereunder by providing Employee with a Notice of Termination as contemplated by Section 3.05. Upon any such termination of Employee's services, Employee shall be entitled to the rights specified in
    Section 4.2 hereof.

          3.03 With or Without Cause. Subject to Section 3.05, the Company may terminate Employee's employment with or without Cause, in which case Employee shall be entitled to the rights specified in Section 4.3 or 4.4 hereof, as applicable. For purposes of this Agreement, the Company shall have "Cause" in the event of Employee's habitual intoxication, abuse of or addiction to a controlled substance, or conviction of a felony.

          3.04 Termination by Employee. Subject to Section 3.05, Employee may terminate his employment at any time and for any reason, including for Good Reason, in which case Employee shall be entitled to the rights specified in Section 4.3 or 4.4 hereof, as applicable. For purposes of this Agreement, "Good Reason" shall mean (i) the failure by the Company to pay to Employee any amounts owed under this Agreement or to comply with any other material provision of this Agreement, which failure continues for a period of 10 days after Employee gives the Company notice thereof,
    (ii) the issuance of any directive requiring Employee to move from his principal residence, or (iii) any change, following a Change in Control of the Company (as defined below), in Employee's duties, responsibilities or position in the management of the Company, including without limitation
    (A) the assignment to Employee of duties or responsibilities that are inconsistent with Employee's position as Vice President of the Company,
    (B) the demotion of Employee without Cause or (C) any directive requiring Employee to perform more duties, engage in more travel or otherwise discharge more responsibilities than previously performed, engaged in or discharged by Employee prior to the Change in Control of the Company. For purposes hereof, a "Change in Control of the Company" shall mean an event with respect to the Company that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date hereof.

          3.05 Notice of Termination. Any termination of Employee's employment by the Company or by Employee (other than upon death) shall be communicated by written Notice of Termination delivered to the other party hereto as provided in Section 7.01. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated. For purposes of this Agreement, "Date of Termination" shall mean the date specified in the Notice of Termination, provided, however, that if, within 30 days after any Notice of Termination is given, a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a final and nonappealable judgment, order or decree of a court of competent jurisdiction. For purposes of this Agreement, "Applicable Benefit Plans" means all benefit plans of the Company in which Employee participates on the Date of Termination pursuant to Section 2.03 hereof.

                          4.  COMPENSATION UPON TERMINATION
                                 OF INTERIM EMPLOYMENT

          4.01 Death. If Employee's employment is terminated by his death, in addition to all other death benefits provided by the Company, the Company shall pay to Employee's spouse or, if he leaves no spouse, to his estate, in a lump sum in cash within 30 days of Employee's death the sum of the pro rata amount of Employee's annual base salary earned through the date of death to the extent due but not paid and any compensation previously deferred by Employee and any accrued vacation pay, in each case to the extent not previously paid (collectively, "Accrued Obligations"). The Company shall also timely furnish to Employee any other amounts or benefits payable upon death under any Applicable Benefit Plan.

          4.02 Disability. During any period that Employee is deemed to be disabled under Section 3.02, Employee shall continue to receive his full annual base salary hereunder without any offsets or reductions, provided that following any termination of Employee's services pursuant to Section
    3.02 such payments may be reduced by the sum of the amounts, if any, payable to Employee under disability benefit plans of the Company. Upon termination of Employee's services under Section 3.02, the Company shall timely furnish to Employee all other amounts or benefits payable upon disability under any Applicable Benefit Plan and, to the extent that any of the benefits contemplated by Section 5 hereof shall not become payable upon Employee's disability under the Applicable Benefit Plans, the Company shall also timely furnish to Employee, to the greatest extent possible under applicable law and at the earliest date practicable, each of the benefits contemplated by Section 5, provided, however, that (i) Employee shall not be obligated to execute any consulting agreement or perform any services to be entitled to the payments contemplated under the form of agreement referred to in Section 5.01 and (ii) Employee shall be entitled to receive promptly cash payments that compensate him for any economic loss suffered by him as a result of being unable under applicable law to receive the full benefit of any provision of Section 5.

          4.03 Termination for Cause or Without Good Reason. If Employee's employment shall be terminated for Cause by the Company, or voluntarily terminated by Employee other than for Good Reason, the Company shall have no obligations to Employee under Sections 1 or 2 hereof other than for Accrued Obligations, which shall be paid in a lump sum in cash within 30 days of the Date of Termination, and for any other amounts or benefits payable upon such termination under any Applicable Benefit Plan, which the Company shall timely furnish to Employee.

          4.04 Termination Without Cause or for Good Reason. If during the Interim Employment Period the Company shall terminate Employee's employment, other than for death, disability or Cause, or Employee shall terminate his employment for Good Reason, then, in addition to all amounts or compensation to which he is entitled pursuant to the Company's termination policies and other Applicable Benefit Plans then in effect, Employee shall receive:

                (a) 200% of his annual base salary, payable in a lump sum in cash within 30 days of the Date of Termination; and

                (b) to the greatest extent possible under applicable law and at the earliest date practicable, each of the benefits contemplated by
    Section 5 hereof, provided, however, that (i) Employee shall not be obligated to execute any consulting agreement or perform any services to be entitled to the payments contemplated under the form of agreement referred to in Section 5.01 and (ii) Employee shall be entitled to receive promptly cash payments that compensate him for any economic loss suffered by him as a result of being unable under applicable law to receive the full benefit of any provision of Section 5.


                     5.  BENEFITS AND OBLIGATIONS UPON EMPLOYEE'S
                              EARLY RETIREMENT AT AGE 55

          If Employee remains employed through his early retirement on July 2, 1996, then the following benefits will accrue to Employee as of July 2, 1996:

          5.01  Consulting  Agreement.   Employee  and the Company shall enter
    into a consulting agreement substantially in the form of Exhibit A hereto (the "Consulting Agreement").

          5.02 Supplemental Executive Retirement Plan. Pursuant to the powers delegated under Section 7.04 to the Company's Supplemental Executive Retirement Plan, the Company shall pay, or cause to be paid, to Employee 100% of Employee's accrued benefits under such plan on the terms and conditions specified therein (subject to the limitations specified in Section 2.03(b)(ii) hereof). Notwithstanding anything in such plan to the contrary, all amounts payable by the Company under such plan after the first anniversary of the initial payment shall be increased annually at the rate of 3% per annum.

          5.03 Restricted Stock; Performance Shares; Options. Notwithstanding any term or condition contained in any agreement between Employee and the Company to the contrary (each of which shall be deemed to be amended by operation of this Section 5.03), the Company agrees that:

                a. all shares of Restricted Stock issued to Employee under the Company's benefit plans shall vest and all restrictions (other than those arising under the federal securities laws) on Employee's rights to transfer or enjoy the full benefits of such shares shall lapse;

                b. all Performance Shares issued to Employee under the Company's 1990 Incentive Compensation Program shall be accelerated and become immediately earned and payable; and

                c.    all  options  issued  to  Employee  under  the Company's
    incentive compensation programs shall be accelerated and become immediately vested and exercisable in full, provided that Employee exercises his purchase rights thereunder prior to the earlier of July 2, 1998 or the tenth anniversary of the option's grant date.

          5.04 Distribution of Qualified Benefit Plan Assets; Issuance of Stock Certificates. The Company shall make such certifications and take all such other actions as may be necessary to (i) distribute all stock, cash or other assets payable to Employee pursuant to the Company's Dollars & Sense Plan and Trust, Employee Stock Bonus Plan and PAYSOP Trust, and Employee Stock Ownership Plan and Trust, all in accordance with the terms and conditions of each such respective plan applicable upon an employee's early retirement at age 55, and (ii) deliver certificates representing all shares of the Company's common stock to which Employee shall become entitled pursuant to Section 5.03(a) and (b), all of which shall be free of any restrictive legends.

          5.05  Outside Directors' Retirement Plan.  Employee shall be granted
    participation  in  the   Company's  Outside  Directors'  Retirement  Plan,
    provided he is eligible.

          5.06 Welfare Benefits. Employee shall be entitled to receive any post-retirement benefits that the Company makes generally available now or in the future to its employees or non-executive officers, on the same basis and subject to the same requirements, limitations and qualifications that are applicable to other similarly-situated employees or non-executive officers retiring on the same or a substantially similar date, provided, however, that notwithstanding the foregoing (i) Employee shall be entitled to participate in and receive the benefits payable under the Company's medical reimbursement plan and (ii) the death benefit payable under the life insurance to be provided by the Company shall equal $432,800. Notwithstanding any provision to the contrary in the foregoing sentence or elsewhere in this Agreement, the Company agrees to maintain in effect for the benefit of Employee post-retirement benefits no less favorable than those to which Employee would be entitled were he to retire on the date hereof.

          5.07 Car. The Company shall sell to Employee the car previously provided by the Company to Employee at a price of $1, and shall execute any title certificate, bill of sale or other instruments necessary or appropriate to evidence the transfer of ownership.


                              6.  SUCCESSORS; ASSIGNMENT

          6.01 Successors. (a) Except for the amounts payable to Employee under Section 2.01 or 5.01 (which shall be personal), this Agreement and all rights and obligations of Employee hereunder shall be binding upon and inure to the benefit of and be enforceable by Employee and his personal or legal representatives, executors, administrators, heirs, distributees, devises, legatees, successors and permitted assigns.

                (b) This Agreement shall be binding upon and inure to the benefit of the Company and any of its successors or assigns. In addition, the Company shall require any successor or assign (whether direct or indirect and whether by purchase of all or substantially all of the Company's assets or capital stock, merger, consolidation, share exchange or otherwise) to (i) assume unconditionally and expressly this Agreement and (ii) agree to perform all of the obligations under this Agreement in the same manner and to the same extent as would have been required of the Company had no assignment or succession occurred, such assumption to be set forth in writing reasonably satisfactory to Employee. In the event of any such assignment or succession, the term "Company" as used in this Agreement shall refer also to such successor or assign.

          6.02 Assignment by Employee. Without the written consent of the Company, neither this Agreement nor any rights or obligations hereunder may be assigned by Employee other than such rights as may be transferred by will or the laws of descent and distribution.


                                  7.  MISCELLANEOUS

          7.01 Notice. Any notice permitted or required to be delivered under this Agreement by one party shall be in writing and shall be delivered by hand, overnight delivery service or U.S. registered or certified mail, postage prepaid with return receipt requested, to the other party at the address set forth opposite such party's name on the signature page hereof until notice of a change in address is delivered as provided in this Section 7.01. Notices shall be deemed to be duly given, in the case of (i) by hand delivery, upon receipt; (ii) overnight delivery service, on the business day after timely delivery to a recognized overnight delivery service; and (iii) U.S. mail, upon the third business day after deposit with the U.S. mail.

          7.02 Release. Other than the right to receive the payments or benefits specified herein, the right to receive fees and reimbursements for service as a director of the Company, and the right of continued coverage under the Company's health plan that may be offered to him at the end of the Interim Employment Period pursuant to Section 4980B(f) of the Internal Revenue Code of 1986, Employee acknowledges that he has no claims against the Company or its affiliates, or their respective officers, directors, employees, agents, representatives, successors, assigns or insurance liability carriers, and hereby irrevocably and perpetually releases and discharges each such party from all claims whatsoever, in law or equity, against any such party or its assets, whether arising under contract law, tort law, civil rights laws, federal or state laws regarding employment (including age, retirement and discrimination laws) or otherwise, whether known or unknown, and whether arising directly or indirectly out of his association with the Company and its affiliates as an officer, director, employee or otherwise, including without limitation claims arising out of matters provided for in this Agreement. Without limiting the generality of the foregoing, Employee specifically agrees to release such parties from any claims under the Age Discrimination in Employment Act of 1967. Employee acknowledges that he has had at least 21 days to consider the release in the preceding sentence and has seven days to revoke such release after execution of this Agreement.

          7.03 Waiver. The failure by any party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

          7.04 Entire Agreement. This Agreement (including the Consulting Agreement) sets forth the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, all prior agreements and understandings being superceded hereby.

          7.05 Representation of Company. The Company represents and warrants that (i) the Compensation Committee of the Board has duly approved this Agreement (including the Consulting Agreement), (ii) the Board has ratified the terms and conditions of this Agreement (including the Consulting Agreement) other than those that are solely within the province of the Compensation Committee of the Board, and (iii) no other corporate proceedings are necessary to authorize the Company's execution, delivery or performance of this Agreement or its exhibit.

          7.06  Indemnification   Agreement.   The  Company  acknowledges  and
    confirms that the indemnification agreement dated May 16, 1988 by and between the Company and Employee shall remain in effect indefinitely.

          7.07 Severance Agreement. The force and effect of each provision of the severance agreement dated May 24, 1990 by and between the Company and Employee, and all rights and obligations arising thereunder, are hereby terminated and revoked in their entirety as of the date hereof.

          7.08 Further Assurances. The parties hereto agree to execute and deliver to each other such other certificates or documents and to do such other acts and things as the other party hereto may at any time reasonably request for the purpose of carrying out the intent of this Agreement and any other documents referred to herein.

          7.09 Withholding. The Company shall be entitled to withhold from any payments made hereunder, or to collect as a condition of payment, any taxes required by law to be withheld.

          7.10  Choice  of  Law.   This  Agreement  shall  be  governed by and
    interpreted in accordance with the laws of the State of Louisiana.

          7.11  Amendment.   This Agreement may be amended only by  a  written
    instrument signed by both parties.

          7.12 Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          7.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          7.14 Confidentiality. The parties agree that the terms and conditions of this Agreement (including the Consulting Agreement) shall be maintained in confidence, except that any party may reveal such terms and conditions to his or its professional advisors or representatives or to the extent required by applicable law.

          7.15 Acknowledgement. Employee hereby acknowledges that he has read, understands and expressly agrees to the terms of this Agreement, and has been advised and has had an opportunity to consult with an attorney of his choice before executing this Agreement.


          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                        CENTURY TELEPHONE ENTERPRISES, INC.

    Century Telephone Enterprises, Inc.
    100 Century Park Drive
    Monroe, Louisiana  71203            By:     /s/ Glen F. Post, III
    Attention:  Glen F. Post, III               Glen F. Post, III
                                                Vice Chairman of the Board,
                                                President and Chief Executive
                                                Officer


    Jim D. Reppond
    823 Strozier Road
    West Monroe, Louisiana  71291               /s/ Jim D. Reppond
                                                Jim D. Reppond



                                       EXHIBIT A

                                 CONSULTING AGREEMENT


          This CONSULTING AGREEMENT, which is dated as of July 2, 1996 (the "Agreement"), is by and between Century Telephone Enterprises, Inc., a Louisiana corporation (the "Company"), and Jim D. Reppond ("Consultant").

                                     WITNESSETH:

          WHEREAS, Consultant has been employed by the Company and its predecessor companies for over 36 years, most recently as Vice President;

          WHEREAS, Consultant and the Company have entered into an agreement dated December 31, 1994 (the "1994 Agreement"), which provides that Consultant will retire as of the date hereof; and

          WHEREAS, after the date hereof Consultant desires to assist the Company, and the Company desires to engage Consultant, upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and in the 1994 Agreement, the parties hereto agree as follows:

          III. Consulting Services to be Performed; Term; Compensation and Benefits. (a) The Company hereby engages Consultant to serve as its consultant and Consultant agrees to so serve for a period commencing on the date hereof and ending on the tenth anniversary of the date hereof. Consultant agrees to perform services regarding such matters and at such times as will be referred to him by the President of the Company, including without limitation assisting the executive officer or officers of the Company that are responsible for duties previously performed by Consultant. Consultant agrees to devote such of his time, skill, labor and attention to the performance of such services as may be necessary or desirable to render the prompt and effective performance of his duties hereunder, provided, however, that in no event shall Consultant be obligated to (i) work more than 15 hours per week or 150 hours per year or
    (ii) work from any location other than his principal residence, except for such trips to the Company's principal or regional offices that the President of the Company deems in good faith to be necessary or appropriate, which shall not exceed six trips per year.

                (b) Except as the Company may otherwise permit, Consultant shall maintain in strict confidence and shall not disclose, directly or indirectly, any non-public or proprietary information relating to the Company or its affiliates ("Confidential Information") that Consultant (i) acquired in any manner during the course of his employment by the Company or (ii) receives or acquires in the course of rendering consulting services under this Agreement. Consultant agrees that all Confidential Information is proprietary to the Company. Consultant further agrees that he shall use all Confidential Information (regardless of when and how acquired) solely in connection with the rendering of consulting services under this Agreement. Consultant further agrees that during the term of this Agreement, neither Consultant nor anyone acting in concert with Consultant will solicit or induce, either directly or indirectly, any employee of the Company or its affiliates to leave such employment.

                (c) In exchange for Consultant's covenants and agreements hereunder, the Company shall pay Consultant the following annual fees, payable annually in advance, commencing with the initial annual payment which has been made simultaneously with the execution of this Agreement:


                 Year                          Year
                Ending      Fee               Ending       Fee
                July 1                        July 1

                1997      $14,000              2002      $16,230
                1998       14,420              2003       16,717
                1999       14,853              2004       17,218
                2000       15,298              2005       17,735
                2001       15,757              2006       18,267


                (d) Consultant shall be entitled to reimbursement for all travel and other out-of-pocket expenses reasonably incurred by him in the performance of his duties hereunder, subject to his observance of any policies of general application with respect thereto maintained by the Company.

          IV.   Status  of  Consultant.   (a)    The  Company  and  Consultant
    understand and agree that Consultant is an independent contractor for withholding and other employment tax purposes and is not an employee of the Company. Accordingly, Consultant acknowledges and agrees that (i) he will not be treated as an employee for purposes of any federal or state law regarding income tax withholding or for purposes of contributions required under any unemployment, insurance or compensatory program and
    (ii) he will be solely responsible for the payment of any taxes or assessments imposed on account of the payment of compensation to or the performance of consulting services by him pursuant to this Agreement, including, without limitation, any unemployment insurance taxes, federal, state or local income taxes, federal social security payments, or state disability insurance taxes, all of which he expressly agrees to pay when such taxes or assessments may become due.

                (b) Consultant will not and has no authority to represent to others that he is an employee of the Company. Except as expressly authorized in writing by the Company, Consultant has no authority to bind or obligate the Company, to participate in the management of the Company, to use the name of the Company or any of its affiliates in any manner whatsoever, or to represent to others that he has any such authority.

                (c) Consultant shall indemnify and hold harmless the Company from any liabilities, claims, losses or expenses arising out of his breach of this Section 2.

          V. Termination of Consultancy Period. (a) Unless earlier terminated pursuant to the provisions of paragraph (b), the terms and provisions of this Agreement shall terminate on the tenth anniversary of the date hereof.

                (b)   Notwithstanding  anything   to  the  contrary  contained
    herein, this Agreement may be terminated:

                      (i)   Upon the parties' mutual written consent;

                      (ii) By the Company upon (A) Consultant's death, (B) the Company's good faith determination that
                            Consultant has engaged in a pattern of habitual intoxication, has abused or become addicted to a controlled substance or has been convicted of a felony or (C) Consultant's willful, unreasonable and uncorrected refusal to provide the consulting services contemplated hereunder, but not less than 45 days after a written demand for performance is made by the Company; or

                      (iii) By Consultant upon (A) the  Company's  failure  to
                            pay Consultant any amounts owed hereunder, which failure continues for a period of 45 days after Consultant gives the Company notice thereof, or
                            (B) any directive, following a Change in Control of the Company (as defined in the 1994 Agreement), requiring Consultant to perform more duties, engage in more travel or otherwise discharge more responsibilities than previously performed, engaged in or discharged by Consultant prior to the Change in Control of the Company.

                (c) Upon any termination of this Agreement under paragraph 3(b)(iii), all payments under Section 1(c) not previously paid to Consultant shall accelerate and shall become due and payable on the fifth business day following Consultant's delivery of a notice terminating this Agreement. If any court of competent jurisdiction finds that the Company has breached its obligations to make any payment required under this paragraph (c), the amount payable hereunder shall be trebled.

                (d) Sections 1(b), 2(c), 3(d), 4 and 5 shall survive any termination of this Agreement, all of which shall be binding upon
    Consultant and his personal or legal representatives, executors, administrators, heirs, devises, legatees and permitted assigns.

          4. Release. Consultant hereby reaffirms the representations, warranties, covenants and agreements made by him under Section 7.02 of the 1994 Agreement, pursuant to which Consultant, among other things, released the Company from various claims.

          VI. Miscellaneous. (a) Any notice permitted or required to be delivered under this Agreement by one party shall be in writing and shall be delivered by hand, overnight delivery service or U.S. registered or certified mail, postage prepaid with return receipt requested, to the other party at the address set forth opposite such party's name on the signature page hereof until notice of a change in address is delivered as provided in this Section 5(a). Notices shall be deemed to be given, in the case of (i) by hand delivery, upon receipt; (ii) overnight delivery service, on the business day after timely delivery to a recognized overnight delivery service; and (iii) U.S. mail, upon the third business day after deposit with the U.S. mail.

                (b) This Agreement constitutes the entire understanding between the Company and Consultant with respect to the matters provided for herein, and all prior discussions, negotiations, commitments, writings and understandings related hereto are hereby superseded. This Agreement shall not be amended or modified except by the written agreement of the parties hereto.

                (c) This Agreement shall be binding and inure to the benefit of the Company and its successors and assigns. Consultant may not assign either his rights or obligations hereunder without the prior written consent of the Company.

                (d) The construction and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Louisiana.

                (e) The failure by any party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

                (f)   The  invalidity  or unenforceability of any provision or
    provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                (g) Consultant hereby acknowledges that he has read, understands and expressly agrees to the terms of this Agreement, and has been advised and has had an opportunity to consult with an attorney of his choice before executing this Agreement.

                                *  *  *  *  *  *  *  *



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